                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                          CCC INFORMATION SERVICES GROUP INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                [CCC INFORMATION SERVICES GROUP INC. LETTERHEAD]

                                                                  April 19, 2001

Dear Stockholder:

    You are cordially invited to attend the 2001 CCC Information Services
Group Inc. Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 a.m., Tuesday, May 15, 2001, at the Renaissance Chicago Hotel, 1 West Wacker Drive, Chicago, Illinois 60601. I hope you will be able to join us at the Annual Meeting.

    To make certain your shares are voted at the meeting, whether or not you plan to attend, please mark your choices on the enclosed proxy card, and date, sign and return the enclosed proxy card using the envelope provided. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. If you date, sign and return the enclosed proxy card without marking your choices, your shares will be voted in accordance with the recommendation of your directors.

    At the Annual Meeting, you will have an opportunity to discuss each item of business described in the Notice of Annual Meeting and proxy statement and to ask questions about CCC and its operations. I look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ GITHESH RAMAMURTHY

                                          Githesh Ramamurthy
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                     [CCC INFORMATION SERVICES LETTERHEAD]

                      CCC INFORMATION SERVICES GROUP INC.
                           WORLD TRADE CENTER CHICAGO
                              444 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001

                            ------------------------

To the Stockholders of CCC Information Services Group Inc.:

    CCC Information Services Group Inc., a Delaware corporation, will hold its 2001 Annual Meeting of Stockholders at 10:00 a.m., Tuesday, May 15, 2001, at the Renaissance Chicago Hotel, 1 West Wacker Drive, Chicago, Illinois 60601. At the meeting, we will:

    - Elect a Board of Directors to hold office until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified (Proposal No. 1);

    - Ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent accountants for the fiscal year ending December 31, 2001 (Proposal No. 2); and

    - Transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

    The nominees for director are set forth in the enclosed proxy statement. Only stockholders of record at the close of business on March 26, 2001, will be entitled to vote at this meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date.

                                          By Order of the Board of Directors,

                                          Robert S. Guttman
                                          SENIOR VICE PRESIDENT, SECRETARY AND
                                          GENERAL COUNSEL

April 19, 2001
Chicago, Illinois

                                ***************

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                      CCC INFORMATION SERVICES GROUP INC.
                           WORLD TRADE CENTER CHICAGO
                              444 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

GENERAL INFORMATION

    This proxy statement is furnished to the stockholders of CCC Information Services Group Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors (the "Board") of proxies to be voted at the 2001 Annual Meeting of Stockholders of CCC to be held at 10:00 a.m., Tuesday, May 15, 2001, at the Renaissance Chicago Hotel, 1 West Wacker Drive, Chicago, Illinois 60601 and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise by mailing or delivering to our Secretary at our principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. To be effective, a revocation must be received by our Secretary prior to 10:00 a.m. on May 15, 2001.

SOLICITATION AND VOTING PROCEDURES

    We first sent this proxy statement and the accompanying proxy by mail to our stockholders on or about April 19, 2001. We will conduct the solicitation of proxies by mail, and we will bear all related costs, including preparing, assembling, printing and mailing proxy materials for the Annual Meeting. We may also reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We may conduct additional solicitation personally, by telephone or by facsimile through our officers, directors and regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We have engaged Computershare Investor Services, L.L.C. to distribute materials to brokerage houses, banks, custodians and other nominee holders. We expect to pay Computershare a fee of approximately $4,000 for these services.

    Stockholders of record at the close of business on March 26, 2001 are entitled to notice of and to vote at our Annual Meeting. At the close of business on March 26, 2001, we had outstanding and entitled to vote 21,776,014 shares of common stock, each of which is entitled to one vote on each matter to be voted upon at our Annual Meeting.

    The presence, in person or by proxy, of a majority of the shares of our common stock outstanding on the record date, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the votes cast, in person or by proxy, is required for the approval of all items being submitted to the stockholders for their consideration.

    Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions will have the same effect as a vote "against" a particular proposal, while broker non-votes will have no effect on a particular proposal in determining the number of votes cast.

    An automated system administered by our transfer agent tabulates the votes cast by proxy at the Annual Meeting and one of our officers will tabulate votes cast in person at the Annual Meeting.

    THE DIRECTORS AND MANAGEMENT OF CCC ENCOURAGE THE STOCKHOLDERS TO VOTE FOR THE APPROVAL OF THE LISTED NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS CCC'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Seven directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. Directors are elected by the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or votes withheld) will have no effect on the election of directors. If any nominee for election as director is unable to serve (a situation which the Board of Directors does not anticipate), the persons named in the proxy may vote for another person in accordance with their judgment. Morgan W. Davis, Michael R. Eisenson, Thomas L. Kempner, Dudley C. Mecum, Githesh Ramamurthy, Mark A. Rosen and Herbert S. Winokur, Jr. have served as our directors during the past year.

    Morgan W. Davis, Michael R. Eisenson, Thomas L. Kempner, Dudley C. Mecum, Githesh Ramamurthy, Mark A. Rosen and Herbert S. Winokur, Jr. are the nominees for the seven director positions.

CURRENT DIRECTORS AND DIRECTOR NOMINEES

    The names and ages of the current directors and director nominees, their principal occupations or employment during the past five years and other information regarding them as of December 31, 2000, based upon information received from them, are as follows:

    MORGAN W. DAVIS, AGE 51, SENIOR ADVISOR, WHITE MOUNTAINS INSURANCE GROUP.

    Mr. Davis has served as one of our directors since 1995. He is a Senior Advisor to White Mountains Insurance Group and Chairman of the Peninsula Insurance Company. Mr. Davis previously served as Chairman of Valley
Group, Inc., Chairman of the American Centennial Insurance Company and was the former founder, President and CEO of White Mountains Insurance Company. Currently, Mr. Davis also serves as a director for Claim IQ, Esurance.com and ABRA Auto Body & Glass. He also is a member of the Board of Trustees for Azusa Pacific University. Mr. Davis is a member of the Finance Committee, the Compensation and Nominating Committee and the Audit Committee.

    MICHAEL R. EISENSON, AGE 45, MANAGING DIRECTOR AND CHIEF EXECUTIVE OFFICER, CHARLESBANK CAPITAL PARTNERS, LLC.

    Mr. Eisenson has served as one of our directors since 1998. He is a Managing Director and the Chief Executive Officer of Charlesbank Capital Partners, LLC, a private investment firm formed on July 1, 1998, and the successor to Harvard Private Capital Group, Inc. Prior to joining Harvard in 1986, Mr. Eisenson was a manager with The Boston Consulting Group, where he provided strategic planning assistance to multinational corporations. Mr. Eisenson serves on the Board of Directors of ImmunoGen, Inc., Playtex Products, Inc. and United Auto
Group, Inc. He also currently serves on the

Board of Directors of several Charlesbank portfolio companies. Mr. Eisenson is a member of the Compensation and Nominating Committee and is Chairman of the Finance Committee.

    THOMAS L. KEMPNER, AGE 73, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, LOEB PARTNERS CORPORATION.

    Mr. Kempner has served as one of our directors since 1983. Since 1983 he has also served as Chairman and Chief Executive Officer of Loeb Partners Corporation, an investment banking, registered broker/dealer and registered investment advisory firm. He also serves as a director of the following companies: Alcide Corporation, Dyax Corporation, Evercel, Inc., Fuel Cell Energy, IGENE BioTechnology, Inc., Insight Communications Company, Inc., Intermagnetics General Corporation, Roper Starch Worldwide, Inc., and is director emeritus of Northwest Airlines, Inc. Mr. Kempner is a member of the Compensation and Nominating Committee.

    DUDLEY C. MECUM, AGE 66, MANAGING DIRECTOR, CAPRICORN HOLDINGS, LLC AND CAPRICORN HOLDINGS III, LLC.

    Mr. Mecum has served as one of our directors since 1998. He has been a Managing Director with Capricorn Holdings, LLC, a leveraged buyout firm, since 1997. Prior to joining Capricorn, from August 1987 to December 1996 Mr. Mecum was a partner in G.L. Ohrstrom & Co., a leveraged buyout firm. He was an executive with Peat Marwick Mitchell & Co. for 12 years serving as Vice Chairman of the West Coast Region and as Managing Partner of the New York office.
Mr. Mecum also serves as a director of Citigroup, DynCorp, Suburban Propane Partners LP, and Lyondell Petrochemical. Mr. Mecum is a member of the Audit Committee.

    GITHESH RAMAMURTHY, AGE 40, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CCC INFORMATION SERVICES INC.

    Mr. Ramamurthy has served as one of our directors since 1999. He joined CCC in July 1992 as Executive Vice President-Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President-Insurance Division while retaining the position of Chief Technology Officer and in July 1997, he became President and Chief Operating Officer. In July 1999, Mr. Ramamurthy assumed the positions of President and Chief Executive Officer. Mr. Ramamurthy became our Chairman in June 2000. Prior to joining CCC, Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company, which was acquired by Dun & Bradstreet in 1989.
Mr. Ramamurthy is a non-voting director of Enterstand Limited. Mr. Ramamurthy is a member of the Finance Committee.

    MARK A. ROSEN, AGE 50, MANAGING DIRECTOR, CHARLESBANK CAPITAL PARTNERS, LLC.

    Mr. Rosen has served as one of our directors since 1998. He is a Managing Director of Charlesbank Capital Partners, LLC. Mr. Rosen has been with Charlesbank and its predecessor, Harvard Private Capital Group, Inc., since 1994. Prior to joining Charlesbank, Mr. Rosen was a principal of the Conifer Group, a strategy consulting firm, and President of Morningside/North America Limited, a private investment company. He currently serves on the Board of Directors of several Charlesbank portfolio companies. Mr. Rosen is Chairman of the Audit Committee.

    HERBERT S. "PUG" WINOKUR, JR., AGE 57, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, CAPRICORN HOLDINGS, INC.

    Mr. Winokur has served as one of our directors since 1998. He is Chairman and Chief Executive Officer of Capricorn Holdings, Inc., (a private investment company) and Managing General Partner of Capricorn Investors, L.P., Capricorn Investors II, L.P. and Capricorn Investors III, L.P., private investment partnerships concentrating on investments in restructure situations, organized by

Mr. Winokur in 1987, 1994 and 1999 respectively. Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and director of Penn Central Corporation. Mr. Winokur is a director of Enron Corp.,
Mrs. Fields' Holding Company, Inc., and DynCorp. Mr. Winokur is Chairman of the Compensation and Nominating Committee and a member of the Finance Committee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    During the fiscal year ended December 31, 2000, the Board of Directors met on five occasions. The Board has three committees: the Audit Committee, the Compensation and Nominating Committee and the Finance Committee. During the fiscal year ended December 31, 2000, all directors attended more than 75% of all the meetings of the Board and its committees on which they served after becoming members of the Board, with the exception of Morgan W. Davis, who attended 50% of the meetings of the Finance Committee and 60% of the meetings of the Audit Committee.

    The Audit Committee, which met on eight occasions during the fiscal year ended December 31, 2000, consists of Mark A. Rosen (Chairman), Morgan W. Davis and Dudley C. Mecum. The Audit Committee approves the appointment of the independent accountants and reviews and approves the scope of the audit, the financial statements, the independent accountants' letter of comments, if any, and management's responses thereto, and the fees charged for audit and tax services and any special assignments.

    The Compensation and Nominating Committee, which met on nine occasions during the fiscal year ended December 31, 2000, consists of Herbert S. Winokur, Jr. (Chairman), Morgan W. Davis, Michael R. Eisenson and Thomas L. Kempner. The Compensation and Nominating Committee establishes the compensation programs for officers of CCC, reviews overall compensation and benefit programs of CCC, approves participants in and grants given pursuant to the Employee Stock Option Plan and nominates individuals for positions on the Board of Directors.

    The Finance Committee, which was established on August 16, 2000, met on two occasions during the fiscal year ended December 31, 2000. The Finance Committee consists of Michael R. Eisenson (Chairman), Morgan W. Davis, Githesh Ramamurthy and Herbert S. Winokur, Jr. The Finance Committee is responsible for reviewing the current and proposed financial condition and capital structure of CCC and advising the Board of Directors on significant financial matters involving CCC, including financing and potential merger and acquisition activities.

COMPENSATION OF DIRECTORS

    We paid a fee of $5,450 to each director not employed by us, our subsidiaries or affiliates for each Board meeting attended during the fiscal year ended December 31, 2000. In accordance with the internal policies of their employer, Mr. Eisenson and Mr. Rosen do not personally accept director compensation. We pay any compensation due to Mr. Eisenson or Mr. Rosen for serving as directors directly to Harvard Management Company, Inc. Additionally, we pay all fees due to Mr. Mecum and Mr. Winokur directly to Capricorn Investors II, L.P.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Pursuant to the 2000 Stock Incentive Plan and the provisions of the Executive Stock Ownership Guidelines governing loans, during the fiscal year ended December 31, 2000, Githesh Ramamurthy, our Chairman, President and Chief Executive Officer, borrowed $200,000 for the purpose of exercising up to 60,000 stock options granted to him by CCC.

    During the fiscal year ended December 31, 2000, Esurance Insurance
Services Inc., a company owned by White Mountains Insurance Group, paid $1,307,623.65 to our subsidiary CCC Consumer Services Inc. for third party claim and policy services provided by us to Esurance. Additionally, during the fiscal year ended December 31, 2000, ABRA Auto Body & Glass paid $422,810 to us for a license to use our Pathways products. Morgan W. Davis, one of our directors, is a Senior Advisor to White Mountains and serves as a director of ABRA Auto Body & Glass.

    On February 23, 2001, CCC Capital Trust, a wholly-owned subsidiary of CCC, issued 15,000 Trust Preferred Securities and CCC issued 100 shares of Series F Preferred Stock, par value $1.00 per share, and a warrant to purchase 1,200,000 shares of CCC's common stock at an exercise price of $10.00 per share to Capricorn Investors III, L.P., one of our existing stockholders. We received an aggregate purchase price of $15,000,000 from the sale of these securities. The proceeds from the sale have been, and will be, used for general corporate purposes.

    In connection with CCC Trust's issuance of the Trust Preferred Securities and our related purchase of all of the Trust's common securities, we issued an Increasing Rate Note due 2006 in the principal amount of $15,463,918, due February 23, 2006 ("Increasing Rate Note"), to the Trust. The sole asset of the Trust is the Increasing Rate Note and any interest accrued thereon. The interest payment dates on the Increasing Rate Note correspond to the distribution dates on the Trust Preferred Securities. The Trust Preferred Securities mature simultaneously with the Increasing Rate Note. We unconditionally guaranteed all of the Trust Preferred Securities to the extent of the assets of CCC Trust.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 26, 2001 for:

    - each person who we know to beneficially own 5% or more of the outstanding shares of our common stock;

    - each of our directors;

    - our Chief Executive Officer and the executive officers named in the summary compensation table below (the "Named Executive Officers"); and

    - all of our directors and executive officers as a group.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                                                              AMOUNT AND NATURE OF
                                                                   BENEFICIAL        PERCENT OF
NAME OF BENEFICIAL OWNER                                          OWNERSHIP(2)        CLASS(2)
------------------------                                      --------------------   ----------
White River Ventures, Inc.(3)(7)............................        7,247,564           33.28%
Capricorn Investors II, L.P.(4).............................        1,337,000            6.14%
Capricorn Investors III, L.P.(5)............................        1,200,000            5.51%
Dr. Purnendu Chatterjee(6)..................................        3,135,200           14.40%
Michael R. Eisenson(7)......................................        7,247,564           33.28%
Thomas L. Kempner(8)........................................        1,211,228            5.56%
Dudley C. Mecum(9)..........................................        2,537,000           11.65%
Mark A. Rosen(7)............................................        7,247,564           33.28%
Herbert S. Winokur, Jr.(9)..................................        2,537,000           11.65%
Marshfield Associates(10)...................................        1,652,590            7.59%
Morgan W. Davis.............................................           12,000               *
Githesh Ramamurthy(11)......................................          489,700            2.25%
J. Laurence Costin, Jr.(12).................................          184,608               *
Pradip Patiath(13)..........................................           90,000               *
Mary Jo Prigge(14)..........................................           27,500               *
Blaine R. Ornburg(15).......................................           70,000               *
Reid E. Simpson(16).........................................           20,000               *
All Directors and Executive Officers as a Group (16
  persons)(17)..............................................       11,692,941           53.70%

------------------------

   * Less than 1% of the outstanding common stock.

    Except as otherwise set forth below, the address for each beneficial owner is 444 Merchandise Mart, Chicago, Illinois 60654.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 26, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Based on 21,776,014 shares of common stock outstanding as of March 26, 2001.

 (3) The address of White River Ventures, Inc. is c/o Charlesbank Capital Partners, 600 Atlantic Avenue, Boston, Massachusetts 02210.

 (4) Capricorn Investors II, L.P. is located at 30 East Elm Street, Greenwich, Connecticut 06830.

 (5) Capricorn Investors III, L.P. is located at 30 East Elm Street, Greenwich, Connecticut 06830. Includes 1,200,000 shares of common stock issuable upon the exercise of a warrant granted by CCC to Capricorn Investors III, L.P. on February 23, 2001.

 (6) Dr. Purnendu Chatterjee is the beneficial owner of 3,135,200 shares (the "Chatterjee Shares") of common stock. Of the Chatterjee Shares, 1,677,500 are held by Winston Partners, L.P. ("Winston L.P."), the general partner of which is Chatterjee Fund Management L.P. ("CFM"). Dr. Chatterjee is the general partner of CFM. Of the remaining 1,457,700 Chatterjee Shares, 724,750 are held by Winston Partners II, LDC ("Winston LDC"), and 732,950 are held by Winston Partners II, LLC ("Winston LLC"). Chatterjee Advisors LLC ("Chatterjee Advisors") is the manager of both Winston LDC and Winston LLC, and Dr. Chatterjee is the manager of Chatterjee Advisors. Dr. Chatterjee, Winston L.P., CFM, Winston LLC and Chatterjee Advisors are each located at 888 Seventh Avenue, 30th Floor, New York, New York 10106. Winston LDC is located at Keya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.

 (7) Mr. Eisenson and Mr. Rosen share voting and investment power over these shares with the other Managing Directors of Charlesbank Capital Partners, LLC. Charlesbank is the investment advisor to White River Ventures, Inc., the registered owner of the shares. Mr. Eisenson and Mr. Rosen have disclaimed beneficial ownership of these shares.

 (8) Includes 397,559 shares of common stock held solely by Mr. Kempner; 396,147 shares of common stock held by Mr. Kempner and William A. Perlmuth in trust for the benefit of Mr. Kempner; 295,584 shares of common stock held by Mr. Kempner and Mr. Perlmuth in trust for the benefit of Alan H. Kempner, Jr.; 89 shares of common stock held by Mr. Kempner and Mr. Perlmuth in trust for the benefit of the children of Thomas L. Kempner; 54,489 shares of common stock owned solely by Mr. Kempner's wife, Nan Kempner; and 67,360 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 26, 2001. Mr. Kempner shares both voting and investment power with Mr. Perlmuth over those shares which they hold in trust, and Mr. Kempner disclaims ownership of the shares held by his wife and the shares held in trust of which Alan H. Kempner, Jr. is the beneficiary.

 (9) Includes 1,337,000 shares of common stock held by Capricorn Investors II, L.P. and 1,200,000 shares of common stock issuable upon the exercise of a warrant granted by CCC to Capricorn Investors III, L.P. on February 23, 2001. Mr. Mecum is a General Partner with Capricorn Holdings, LLC and Capricorn Holdings III, LLC, which are the general partner of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., respectively, and
     Mr. Winokur is the Managing General Partner of Capricorn Investors II, L.P. and Capricorn Investors III, L.P. Capricorn Investors II, L.P. and Capricorn Investors III, L.P. each disclaim beneficial ownership of the shares held by the other.

 (10) The address of Marshfield Associates is 21 Dupont Circle N.W., Suite 310, Washington, D.C. 20036-1109.

 (11) Includes 152,500 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 26, 2001.

 (12) Includes 20,000 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 26, 2001.

 (13) Includes 90,000 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 26, 2001.

 (14) Includes 27,500 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 26, 2001.

 (15) Includes 70,000 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 26, 2001.

 (16) Includes 20,000 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 26, 2001.

 (17) The aggregate number of shares listed as owned by the directors and executive officers as a group was calculated by adding the number of shares owned by each individual included in the chart, but not adding in any listed share ownership that is shared by multiple persons.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

    The following Summary Compensation Table shows compensation information for:
(i) our Chief Executive Officer; (ii) our four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the last fiscal year; and (iii) up to two of our former executive officers who would have been one of our four most highly compensated executive officers had such officers been serving as such at the end of our last fiscal year (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                               ANNUAL COMPENSATION       COMPENSATION AWARDS
                                              ----------------------   -----------------------
               (A)                   (B)         (C)          (D)         (E)          (F)           (G)
---------------------------------  --------   ----------   ---------   ----------   ----------   ------------
                                                                       RESTRICTED   SECURITIES
                                                                         STOCK      UNDERLYING
                                                                         AWARDS      OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY ($)   BONUS ($)      ($)         (#)(1)     COMPENSATION
---------------------------        --------   ----------   ---------   ----------   ----------   ------------
Githesh Ramamurthy(2) ...........    2000      $425,000    $159,381           --      200,000            --
  President and Chief Executive      1999      $425,000    $ 33,002           --       40,000            --
  Officer                            1998      $330,024          --           --       45,000            --

J. Laurence Costin, Jr. .........    2000      $310,000    $ 70,000           --       20,000            --
  Vice Chairman                      1999      $293,568    $ 70,000(3)        --           --            --
                                     1998      $293,568          --           --       30,000            --

Pradip Patiath(4) ...............    2000      $300,000    $150,000           --      102,973(5)         --
  President and Chief Operating
  Officer, DriveLogic, Inc.

Mary Jo Prigge(6) ...............    2000      $285,000    $153,615           --       70,000            --
  President--CCC U.S.                1999      $235,008    $ 21,000           --       10,000            --
                                     1998      $200,000          --           --       30,000            --

Blaine R. Ornburg ...............    2000      $250,008    $      0           --       20,000            --
  President--CCC Consumer            1999      $250,008    $ 21,000           --           --            --
  Services Inc.                      1998      $250,008          --           --       30,000            --

Reid E. Simpson(7) ..............    2000      $235,000    $ 88,125           --       60,000            --
  Executive Vice President and       1999      $235,000    $130,000           --       40,000            --
  Chief Financial Officer

------------------------

Notes to Summary Compensation Table:

(1) Represents the number of shares of common stock issuable upon exercise of options granted pursuant to the Employee Stock Option Plan.

(2) Mr. Ramamurthy assumed the position of Chief Executive Officer in
    July 1999.

(3) Mr. Costin reported a bonus of $25,000 for the fiscal year ended
    December 31, 1999 in our 2000 proxy statement, based on our intent to defer $45,000 of his bonus for payment in the year 2000. This payment was not deferred, and a bonus of $70,000 was paid to Mr. Costin in 1999.

(4) Mr. Patiath left DriveLogic, Inc. in January 2001.

(5) The options granted to Mr. Patiath during the fiscal year ended
    December 31, 2000 include: (a) options to purchase 12,973 shares of common stock at an exercise price of $23.125 per share, which expired on January 15, 2001; and (b) options to purchase 90,000 shares of common stock at an exercise price of $7.50 per share.

(6) Ms. Prigge began her employment with us in September 1998 as Executive Vice President of the Insurance and Claims Settlement Division and in February 2000 was promoted to President of CCC U.S.

(7) Mr. Simpson began his employment with us in September 1999. His 1999 bonus reflects a one-time signing bonus.

2000 STOCK OPTION GRANTS TO EXECUTIVES

    The following table summarizes all stock options granted to the Chief Executive Officer and the other Named Executive Officers in 2000. As required by the Securities and Exchange Commission, the calculation of potential realizable values shown for such awards is based on assumed annualized rates of stock price appreciation of 5% and 10% over the full term of the options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------
                         NUMBER OF                                                  POTENTIAL REALIZABLE VALUE AT
                         SECURITIES                                                 ASSUMED ANNUAL RATES OF STOCK
                         UNDERLYING     % OF TOTAL                                     PRICE APPRECIATION FOR
                          OPTIONS     OPTIONS GRANTED     EXERCISE                         OPTION TERM(4)
                          GRANTED     TO EMPLOYEES IN      PRICE       EXPIRATION   -----------------------------
NAME                       (#)(1)     FISCAL YEAR(2)    ($/SHARE)(3)      DATE          5%($)          10%($)
----                     ----------   ---------------   ------------   ----------   -------------   -------------
Githesh Ramamurthy.....   200,000         10.4621%        $10.6250      6/28/2010   $1,336,401.08   $3,386,702.73
J. Laurence Costin,        20,000
  Jr...................                    1.0462%        $  15.25      1/14/2010   $  191,812.86   $  486,091.45
Pradip Patiath.........    12,973(5)       0.6786%        $23.1250      1/15/2001   $   13,194.64   $   26,315.43
Mary Jo Prigge.........    40,000          2.0924%        $  15.25      1/14/2010   $  383,625.72   $  972,182.90
                           30,000          1.5693%        $  6.875     10/25/2010   $  129,709.52   $  328,709.38
Blaine R. Ornburg......    20,000          1.0462%        $  15.25      1/14/2010   $  191,812.86   $  486,091.45
Reid E. Simpson........    40,000          2.0924%        $  15.25      1/14/2010   $  383,625.72   $  972,182.90
                           20,000          1.0462%        $  6.875     10/25/2010   $   86,473.01   $  219,139.59

------------------------

Notes to Option/SAR Grants Table:

(1) Except as described in the following sentence, the options granted in 2000 are exercisable 25% on the first anniversary from the date of grant and 25% on each anniversary date of the grant for years two, three and four. The 200,000 options granted to Mr. Ramamurthy are exercisable upon the earlier of: (a) the standard vesting schedule described in the preceding sentence; or (b) a performance vesting schedule based on our share price exceeding the following levels for twenty consecutive trading days: 25% at $25.00 per share; 25% at $30.00 per share; 25% at $35.00 per share and 25% at $40.00 per share.

(2) We granted options representing 1,911,671 shares to employees in 2000.

(3) Option exercise price is determined as the close price on the date of grant.

(4) The potential realizable value is calculated based on a ten year term of the option at its time of grant and is calculated by assuming that the price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price.

(5) The options granted to Mr. Patiath during the fiscal year ended December 31, 2000 expired on January 15, 2001.

AGGREGATED OPTION EXERCISES IN 2000 AND OPTION VALUES AT DECEMBER 31, 2000

    The following table shows options that our Chief Executive Officer and the other Named Executive Officers exercised during 2000. The "value realized" is based on the market price on the date of exercise, while the "value of unexercised, in-the-money options at December 31, 2000" is based on the market price on that date.

    AGGREGATED OPTION EXERCISES IN 2000 AND DECEMBER 31, 2000 OPTION VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                   SHARES         VALUE        OPTIONS AT 12/31/00 (#)           12/31/00 ($)(1)
                                ACQUIRED ON     REALIZED     ---------------------------   ---------------------------
NAME                            EXERCISE (#)       ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            ------------   -----------   -----------   -------------   -----------   -------------
Githesh Ramamurthy............      60,000     $  375,000      152,500        402,500              --             --
J. Laurence Costin, Jr........          --             --       15,000         35,000              --             --
Pradip Patiath................          --             --           --         12,973              --             --
Mary Jo Prigge................          --             --       17,500         92,500              --             --
Blaine R. Ornburg.............      80,000     $1,330,000       65,000         35,000              --             --
Reid E. Simpson...............          --             --       10,000         90,000              --             --

------------------------

Notes to Option Exercises Table:

(1) Value of unexercised, in-the-money options based on a fair market value of our common stock of $6.25 per share as of close of business December 31, 2000.

                               EXECUTIVE OFFICERS

    Set forth below is certain information concerning the current executive officers of CCC, based on data furnished by them:

NAME                                       AGE                            POSITION
----                                     --------   -----------------------------------------------------
Githesh Ramamurthy.....................     40      Chairman, President and Chief Executive Officer
J. Laurence Costin, Jr.................     60      Vice Chairman
Mary Jo Prigge.........................     42      President--CCC U.S.
Blaine R. Ornburg......................     55      President--CCC Consumer Services Inc.
Reid E. Simpson........................     44      Executive Vice President and Chief Financial Officer
Phillip J. Carter......................     38      President--CCC International
Stanislav K. Fritz.....................     39      Executive Vice President--Product Development
Peter J. Largen........................     39      President and Chief Operating Officer, DriveLogic,
                                                    Inc.

    Except as discussed below, all of these officers of CCC have held executive positions with CCC for more than three years.

    GITHESH RAMAMURTHY joined CCC in July 1992 as Executive Vice President--Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President--Insurance Division while retaining the position of Chief Technology Officer and in July 1997, he became our President and Chief Operating Officer. In July 1999, Mr. Ramamurthy assumed the positions of President and Chief Executive Officer. In June 2000, Mr. Ramamurthy also assumed the position of Chairman of CCC. Prior to joining CCC, Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company, where he directed product development activities. Sales Technologies customers included numerous Fortune 100 clients in the United States and Europe. Sales Technologies was acquired by Dun & Bradstreet in 1989. Mr. Ramamurthy is a non-voting director of Enterstand Limited.

    J. LAURENCE COSTIN, JR. joined CCC in February 1983 as Executive Vice President responsible for our sales and client field service organization. He currently serves as Vice Chairman, a position he has held since May 1983. Prior to joining CCC, Mr. Costin was Senior Vice President and General Manager for the Midwest region of Seligman & Latz, Inc., a Fortune 500 company which managed department store concessions.

    MARY JO PRIGGE joined CCC in October 1998 as Executive Vice President of the Claims Settlement Division and is currently the President of CCC U.S. Prior to joining CCC, Ms. Prigge served from March 1991 through October 1998 in various management positions initially with Globe Glass and Mirror and, subsequent to two mergers, most recently as Senior Vice President of Operations with Safelite Autoglass.

    BLAINE R. ORNBURG joined CCC in April 1995 as Executive Vice President--New Market Development. In January 1996, he assumed the additional responsibilities of Acting Chief Financial Officer, a position he held until June, 1996.
Mr. Ornburg currently serves as President of our wholly owned subsidiary, CCC Consumer Services Inc. Prior to joining CCC, Mr. Ornburg served as Senior Vice President of First Data Corporation. Mr. Ornburg joined First Data Corporation upon its purchase of Anasazi, Inc., a software and networking company
Mr. Ornburg founded in 1987. Previously, Mr. Ornburg was Vice President--Point of Transaction Systems for Visa International.

    REID E. SIMPSON joined CCC in September 1999 as Executive Vice President and Chief Financial Officer. Prior to joining CCC, Mr. Simpson was the Chief Financial Officer of The Signature Group from October 1998 to September 1999. From 1997 to 1998, Mr. Simpson was the Senior Vice President Finance and Administration and Chief Financial Officer of Delphi Information Systems, Inc. From 1993 to 1997, Mr. Simpson was the Vice President Finance and Chief Financial Officer of DonTech, a partnership between Ameritech and The Dun & Bradstreet Corporation.

    PHILLIP J. CARTER joined CCC in July 1998 as President, CCC International, which was established after the Company purchased the Insurance Division of Carter and Carter located in the United

Kingdom. He also serves as the Managing Director of Enterstand Limited, a joint venture between Hearst Communications, Inc. and Rayfield Limited, one of our subsidiaries. Prior to joining CCC, Mr. Carter was Managing Director of Carter and Carter Ltd., a leading insurance and automotive repair industries training and consulting firm.

    STANISLAV K. FRITZ joined CCC in November 2000 as Executive Vice President of Product Development. From 1998 to 2000, Mr. Fritz was Chief Technology Officer and Vice President--Operations of Unimax Systems, Inc., a computer consulting company offering consulting, design, integration and technology implementation services. From 1997 to 1998, prior to joining Unimax, Mr. Fritz served as Chief Technology Officer of Edview Corporation, a developer of educational services on the Internet. Prior to joining Edview, he was employed by Ceridian Corporation, an information services company providing human resources administration services, electronic cash card related services and radio ratings services.

    PETER J. LARGEN joined CCC in 1992 as a Director of Product Development, and has served CCC in various capacities, including Senior Vice President of Product Development, Vice President of ChoiceParts, LLC and Vice President of DriveLogic, Inc. before assuming the duties of President and Chief Operating Officer of DriveLogic, Inc. in January 2001.

    Additionally, Robert G. Milburn served as Executive Vice President of Product Development from February 1999 until September 2000, and Pradip Patiath served as President and Chief Operating Officer of DriveLogic, Inc. from February 2000 until January 2001.

EMPLOYMENT AGREEMENTS

    We entered into employment agreements with each of Mr. Ramamurthy, Mr. Ornburg, Mr. Carter, Mr. Simpson and Mr. Costin. Each of the agreements provide for the potential of an annual merit salary increase. Accordingly, the salaries set forth in each of the employment agreements may have been increased as a result of such merit increase. Mr. Ramamurthy's employment agreement originally provided for an annual salary of $275,000 plus bonus, and terminates June 30, 2001. Mr. Ramamurthy has been promoted periodically since the date of his original contract, receiving various merit raises, and now earns an annual salary of $425,000 plus bonus. Mr. Ornburg's employment agreement provides for an annual salary of $200,000 plus bonus, allows for merit raises, and terminates June 30, 2001. Mr. Carter's employment agreement provides for an annual salary of $250,000 plus bonus and terminates June 30, 2003. Mr. Simpson's employment agreement provides for an annual salary of $235,000 plus bonus and terminates September 12, 2003. Mr. Costin has an employment agreement which originally provided for an annual salary of $230,000 plus bonus, and is renewable from year to year. Mr. Costin has received merit increases in his salary since the date of his original employment agreement. Messrs. Ramamurthy's, Carter's and Ornburg's employment agreements each contain a non-compete and a change of control provision.

              REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

    The Compensation and Nominating Committee of the Board of Directors is responsible for:

    - authorizing compensation plans and setting compensation levels for all executive officers;

    - setting guidelines and policies with respect to compensation matters involving us and our subsidiaries;

    - approving all compensation arrangements between us and our subsidiaries and our respective directors, officers and employees involving the payment by us or any of our subsidiaries to any of such individuals of base salary equal to or greater than $150,000 annually;

    - approving participants in and grants given pursuant to the Employee Stock Option Plan; and

    - nominating individuals to serve as members of the Board of Directors.

    The Compensation and Nominating Committee is comprised of four independent, non-employee directors who have no interlocking relationships.

                            COMPENSATION PHILOSOPHY

    Our compensation philosophy is that total cash compensation to each employee will vary with CCC's performance in achieving our financial objectives and the contribution of the employee in attaining both financial and non-financial objectives. Our compensation programs promote accountability and assure that employee interests are aligned with the interests of our stockholders.

    We have several performance-based compensation programs in which the majority of our employees are eligible to participate. Our employees who are not compensated on a commission basis participate in the employee bonus plan. Our top 45 managers, including our executive officers, participate in a management incentive plan in lieu of participation in the employee bonus plan. All of our employees, excluding executive officers, are also eligible to participate in a spot award plan.

    TOTAL CASH COMPENSATION. Total cash compensation for the majority of our employees, including executive officers, consists of the following components:

    - Base salary;

    - Either a cash bonus through the employee bonus plan that is related to the achievement of our financial objectives or a cash bonus through the management incentive plan for executive officers that is related to the achievement of our financial objectives and the employee's contribution relative to objectives that are aligned with our performance; and

    - Discretionary spot cash awards for outstanding achievement on specific projects or assignments, which may not exceed certain limits.

    LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation is realized through stock option grants, which are currently granted pursuant to the terms of the 2000 Stock Incentive Plan. Prior to June 28, 2000, when our stockholders approved the 2000 Stock Incentive Plan, we granted options pursuant to our 1997 Stock Option Plan. Generally, stock options vest over four years at a rate of 25% per year; however, the Compensation and Nominating Committee retains discretion to establish different vesting schedules for specific awards as necessary.

    The Compensation and Nominating Committee authorizes stock option grants to key employees based on a number of factors, including market conditions, individual contribution and internal equity which are all considered in determining the grant for each eligible participant.

    In addition to encouraging stock ownership by granting stock options, we further encourage our employees to own CCC stock through a tax-qualified employee stock purchase plan. The employee stock purchase plan is generally available to all of our employees. The employee stock purchase plan allows participants, subject to certain limitations, to buy CCC stock at a discount to the market price through payroll deductions.

                             EXECUTIVE COMPENSATION

    In setting executive salaries, the Compensation and Nominating Committee reviews information related to executive compensation of companies that are considered generally comparable to CCC. Base salaries of executives are generally set near the median of base salaries for similar positions at comparable companies. We link annual bonus targets to aggressive performance goals that are designed to enhance stockholder value and we award annual bonuses to executives based on both our business unit performance and our overall performance. For line executives, the most significant component is the performance of the executive's business unit. Corporate executive bonus awards, including the bonus award granted to our chief executive officer, Githesh Ramamurthy, are based on our overall performance.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to each of our five most highly paid executive officers. The Compensation and Nominating Committee believes that the 2000 Stock Incentive Plan, the employee bonus plan, and the management incentive plan have been structured in a manner to preserve full deductibility of compensation under the requirements of Section 162(m) of the Code.

    BASE SALARY. The Compensation and Nominating Committee reviews the history of and approves proposals for base compensation for each of our executive officers as well as for all other employees whose base salaries meet or exceed $150,000 annually. The Compensation and Nominating Committee engages in a regular review of the performance of executive officers and other highly compensated employees and approves increases to base salaries primarily based on individual contributions to the achievement of our financial and non-financial business objectives.

    PERFORMANCE-BASED COMPENSATION. Mr. Ramamurthy and most other executive officers participate in our management incentive plan. The Compensation and Nominating Committee establishes a bonus target for each executive that provides significant incentives if the executive meets or exceeds certain aggressive individual objectives, and if CCC meets or reaches certain aggressive financial goals.

    The management incentive plan is a cash-based incentive bonus program, which serves to encourage outstanding performance, promote direct accountability for results, and align the interests of executives with the interests of stockholders. Compensation paid to corporate executives under the management incentive plan is based on our overall performance. For line executives, business unit performance is the primary component of compensation under the management incentive plan. The management incentive plan is partially funded when we reach a threshold financial performance target and is fully funded when we reach certain aggressive performance targets. The Compensation and Nominating Committee has the discretion to vary funding as warranted by extraordinary circumstances or business conditions. Strategic decisions sanctioned by the Board of Directors to recognize certain financial liabilities and to exit non-core businesses in 2000 had a significant impact on our ability to meet overall performance targets. Consequently, the Compensation and Nominating Committee exercised its discretion under the management incentive plan and partially funded the overall CCC component of the plan at 75% of target. The Compensation and Nominating Committee also authorized us to pay the business unit portion of the plan based on each business unit's achievement of performance goals.

    Mr. Ramamurthy and other executive participants in the management incentive plan have bonus targets of 50% of base salary. Our overall performance, the performance of business units (for line executives) and individual contributions are factors in determining bonus awards for executive officers. The Compensation and Nominating Committee approves all bonus awards for executive officers under the management incentive plan as well as for other employees with annual base salaries of $150,000 or higher.

    STOCK OPTIONS. We encourage executive officers to own our stock, in part through regular stock option grants. Stock option grants for executives are a key element of market-competitive total compensation, aid in the retention of key executive talent and align the interests of executives with those of our stockholders.

    Stock options for the executive officers are granted upon the recommendation of management and the approval of the Compensation and Nominating Committee. We consider market conditions, job performance and the scope of the employee's responsibilities in determining individual grant amounts. In general, stock options vest in equal increments over a four-year period and must be exercised not later than ten years from the date of grant. We grant stock options at a price equal to the fair market value on the date of grant.

    During 2000, the Compensation and Nominating Committee granted a total of 1,911,671 options to selected employees, of which 637,973 options were granted to Company executives.

    EXECUTIVE STOCK OWNERSHIP PLAN. During the fiscal year ended December 31, 2000, the Compensation and Nominating Committee approved executive stock ownership guidelines for the purpose of aligning the interests of executive officers with the interests of stockholders through stock ownership. These guidelines apply to our chief executive officer and members of our executive management group, and recommend that our chief executive officer own a number of shares of our common stock with a value equal to eight times his annual base salary, and that each member of our executive management group own a number of shares of our common stock with a value equal to four times his annual base salary. The Compensation and Nominating Committee recommends that these executive officers achieve the applicable ownership level in four years.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

    We determine the compensation of Githesh Ramamurthy, our president, chairman and chief executive officer, based on the achievement of certain of our financial and non-financial business objectives. Although Mr. Ramamurthy has an employment contract, his base salary, bonus and stock option grants are determined in the same manner as described above for all executive officers.

    Mr. Ramamurthy's annual base salary for fiscal year 2000 was $425,000. Mr. Ramamurthy's base compensation has remained unchanged since July 1999.

    Under the management incentive plan, Mr. Ramamurthy's bonus award for 2000 was $159,381. As indicated earlier, Mr. Ramamurthy's bonus is based on our overall achievement. Like other executive officers, his bonus award represents 75% of target for our overall performance.

    During 2000, Mr. Ramamurthy received a grant of 200,000 options to purchase CCC common stock at an exercise price of $10.625 per share. These stock options vest on the earlier of: (i) CCC's standard vesting policy of 25% per year commencing on the first anniversary of the date of grant; or (ii) performance vesting if CCC common stock meets or exceeds certain performance targets for forty-five days. The performance vesting targets are 25% at $25.00 per share, 25% at $30.00 per share, 25% at $40.00 per share, and 25% at $45.00 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of our executive officers served as a director or member of the compensation committee of:

    - another entity in which one of the executive officers of such entity served on our Compensation and Nominating Committee;

    - the board of directors of another entity in which one of the executive officers of such entity served on our Compensation and Nominating Committee; or

    - the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board of Directors during the fiscal year ended December 31, 2000.

                                               Herbert S. Winokur, Jr., Chairman
                                           Compensation and Nominating Committee

    Compensation and Nominating Committee Members

    Morgan W. Davis
    Michael R. Eisenson
    Thomas L. Kempner
    Herbert S. Winokur, Jr.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    GENERAL

    The Audit Committee of the Board of Directors was composed of three directors during the fiscal year ended December 31, 2000. The Audit Committee acts under a written charter which was originally adopted in December 1998 and subsequently amended in June 2000. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are Mark A. Rosen (Chairman), Morgan W. Davis and Dudley C. Mecum.

    Each member of the Audit Committee is required to be "independent" within the meaning of the Nasdaq National Market rules and the SEC rules. The Nasdaq rules set forth specific circumstances under which a director will not be considered "independent," including when a director is employed by a company or any of its affiliates for the current year or any of the past three years. However, the

Nasdaq rules do not expressly define the term "affiliate," and there currently is an absence of written guidance on the definition of "affiliate" under the Nasdaq rules.

    We plan to have discussions with representatives of Nasdaq regarding the qualification of Mr. Rosen as an "independent" director in light of his relationship with one of our stockholders, White River Ventures, Inc. White River Ventures beneficially owns 7,247,564 shares, or approximately 33% of our outstanding common stock. Additionally, given the lack of interpretation of the Nasdaq rules regarding "independent" directors, we plan to confirm our belief that Mr. Mecum is an "independent" director under the Nasdaq rules with representatives of Nasdaq. Mr. Mecum currently serves as a Managing Director of each of Capricorn Holdings, LLC and Capricorn Holdings III, LLC, which are the general partners of two of our shareholders, Capricorn Investors II and Capricorn Investors III, which beneficially own 1,337,000 shares, or 5.8%, and 1,200,000 shares, or 5.2%, respectively, of our outstanding common stock.

    The deadline for compliance with the Nasdaq requirements regarding the independence of directors serving on an audit committee is June 14, 2001. Following our discussions with representatives of Nasdaq, we will take appropriate actions to ensure that our Audit Committee complies with the Nasdaq requirements and that the directors serving on our Audit Committee constitute "independent" directors under the Nasdaq rules.

    Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements in accordance with generally accepted accounting standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and review these processes. However, the Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies on the information provided to it and on the representations made by management and the independent auditors.

    REVIEW WITH MANAGEMENT

    In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in CCC's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 with management. Management has represented to the Audit Committee that CCC's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

    REVIEW WITH INDEPENDENT ACCOUNTANTS

    The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent accountants, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

    Our independent accountants also provided to the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accountants' independence from management and CCC. The Audit Committee has also considered the compatibility of non-audit services with the accountants' independence. Upon recommendation of the Audit Committee, the Board of Directors recommended the engagement of PricewaterhouseCoopers LLP to audit our 2001 financial statements.

    All persons who spent more than fifty percent of their hours of employment on performing audits of us during 2000 were full-time permanent employees of PricewaterhouseCoopers LLP.

    RECOMMENDATION

    Based on the Audit Committee's discussion with management and the independent accountants, the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in CCC's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

    AUDIT COMMITTEE FEE DISCLOSURES

    Set forth below is a discussion of the fees billed to CCC by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2000:

    AUDIT FEES. Audit fees billed to CCC by PricewaterhouseCoopers LLP during 2000 for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q totaled $216,000.

    ALL OTHER FEES. All other fees billed to CCC by PricewaterhouseCoopers LLP during 2000 for all other non-audit services rendered, including tax related services, totaled $91,580.

Respectfully submitted,

Mark A. Rosen (Chairman)
Morgan W. Davis
Dudley C. Mecum

                               PERFORMANCE GRAPH

    CCC became a public company on August 16, 1996. The following graph compares the performance of CCC common stock with that of the S&P 500 Index and an index consisting of a portfolio of companies selected as our "peers." The peer index consists of the following companies: Affiliated Computer Services, Inc.; Automatic Data Processing, Inc.; Barra, Inc.; The Bisys Group Inc.; Cendant Corporation; CFI ProServices Inc.; Electronic Data Systems Corporation;
Equifax, Inc.; Fair, Isaac and Company, Incorporated; First Data Corporation; Fiserv, Inc.; Information Resources Inc.; InfoUSA, Inc.; insci-statements.com Corp.; Per-Se Technologies, Inc.; National Data Corporation; Paychex, Inc.; and Primark Corporation.

    Please note that the stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        CCC INFORMATION  S&P 500  PEER GROUP ONLY
Aug-96          $100.00  $100.00          $100.00
1996            $139.13  $116.85           $96.51
1997            $171.74  $155.83          $108.62
1998            $150.00  $200.37          $112.51
1999            $148.91  $242.53          $147.23
2000             $54.35  $220.45          $150.99

    The graph assumes $100 invested on August 16, 1996 in CCC common stock and $100 invested at that time in each of the other indices, including reinvestment of dividends.

                                 PROPOSAL NO. 2
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP, certified public accountants, as independent accountants to audit our accounts and our subsidiaries for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP and its predecessor, Price Waterhouse LLP, have been our accountants since our initial public offering in August 1996. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she desires. He or she will also be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE ACCOUNTANTS.

                                 OTHER MATTERS

    As far as the Board of Directors is aware, only the matters disclosed in the proxy statement will be acted upon at the Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the accompanying proxy may be voted on such matters in accordance with the best judgment of the person or persons voting the proxy.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of CCC.

    Directors, executive officers and holders of more than 10% of our common stock are required by SEC rules to furnish us with copies of all forms they file with the SEC. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that, during fiscal 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and holders of more than 10% of our common stock were satisfied except as follows: Phillip J. Carter, J. Laurence Costin, Jr., and Blaine R. Ornburg each reported a Form 4 transaction late on a Form 5; Stanislav K. Fritz reported a Form 3 and a Form 4 transaction late on a Form 5; Githesh Ramamurthy reported two Form 4 transactions late on a Form 4; and Mary Jo Prigge and Reid E. Simpson each reported a Form 3 and two Form 4 transactions late on a Form 5.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by us for inclusion in the 2002 proxy statement no later than December 7, 2001. Any proposal submitted outside the processes of Rule 14a-8 under the Exchange Act shall be considered untimely if submitted after December 7, 2001.

                                 ANNUAL REPORT

    Our Annual Report for the fiscal year ended December 31, 2000, which is not a part of the proxy soliciting material, is being mailed to our stockholders together with this proxy statement.

                                          For the Board of Directors,

                                          Robert S. Guttman

                                          SENIOR VICE PRESIDENT, SECRETARY AND
                                          GENERAL COUNSEL

Chicago, Illinois

April 19, 2001

                                                                      APPENDIX A

           CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                     OF CCC INFORMATION SERVICES GROUP INC.
                                   A. PURPOSE

    The Audit Committee of CCC Information Services Group Inc. (the "Committee") is a standing committee of the Board of Directors (the "Board"). The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial information which will be provided to the shareholders and others; the Company's systems of internal control; the audit process; and adherence to applicable laws and regulations.

                                 B. MEMBERSHIP

    The Committee shall consist of three or more members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have accounting or finance experience.

                    C. COMMITTEE ORGANIZATION AND PROCEDURES

1. The Committee will meet at such times as shall be determined by its Chair, or upon the request of any two of its members. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

2. The Board shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

3. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

4. The Committee will keep a record of its meetings and report on them to the Board. The Committee may meet by telephone or video conference and may take action by written consent.

5. The Committee may utilize the services of the Company's regular corporate legal counsel, retain other counsel with respect to legal matters and engage the services of other advisors and consultants as it deems necessary or appropriate under the circumstances.

6. The Committee may, in its discretion, include in its meetings members of the Company's management (including financial management), representatives of the independent accountant, and other financial personnel employed or retained by the Company. The Committee may meet with the independent accountant and the Chief Financial Officer in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, and any employees of the Company as it deems appropriate.

                 D. SPECIFIC RESPONSIBILITIES OF THE COMMITTEE

 1. Provide a direct line of communication between the independent accountant(s) and the Board.

 2. On a yearly basis, recommend to the Board of Directors the principal independent accountant to be nominated and approve the fees to be paid to the independent accountant. The Committee will also approve the selection of any other independent accountant(s) engaged to perform the audit of a subsidiary company.

 3. Meet periodically with management, the independent accountant(s) and the General Counsel (and outside counsel as required) to review legal and regulatory matters that may have a material impact on the financial statements and any reports received from regulators and to inquire about significant risks or exposures and assess the steps management has taken to minimize such risks.

 4. Consider, in consultation with the independent accountant(s), the combined audit scope and procedures to be followed.

 5. Review with management and the independent accountant(s):

    a)  Annual audit reports and the content of proposed published reports;

    b) The Company's financial statements and related footnotes and the independent accountant's report thereon including their report on the adequacy of the Company's systems of internal control and any significant recommendations they may offer to improve controls;

    c) Any significant reserves, accruals or estimates which may have a material impact on the financial statements;

    d) Any serious difficulties or disputes with management encountered by the independent accountant(s) during the course of the audit and any instances of second opinions sought by management; and

    e) Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards.

 6. The Committee shall, based upon the review and discussions in Section D. 5. above, and based upon the disclosures received from the independent accountant regarding its independence and any discussions regarding such independence (see Section G. 2. below), recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

 7. Consider and review with management, the independent accountant(s) and the Chief Financial Officer:

    a) The adequacy of the Company's systems of internal controls and any significant findings during the year and management's responses thereto;

    b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information; and

    c)  The adequacy of the Financial Department's resources.

 8. Consider with management and the independent accountant(s) the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB, SEC or others.

 9. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate. Minutes will be taken for each Committee meeting which will then be approved at the next meeting.

10. Review proposed major accounting policy changes.

                           E. OTHER RESPONSIBILITIES

1. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

2. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

                             F. ADDITIONAL MATTERS

    The Committee will also review and study as appropriate, the following matters:

1. Interview independent accountant(s) for review and analysis of strengths and weaknesses of the company's financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.

2. Review reports on the company or its subsidiaries by agencies of governments in countries where the company or its subsidiaries operate.

                           G. INDEPENDENT ACCOUNTANT

1. The independent accountant shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the independent accountant and, if necessary, recommend that the Board replace the independent accountant.

2. The Committee shall receive from the independent accountant, at least annually, a written statement delineating all relationships between the independent accountant and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent accountant with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent accountant. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the independent accountant's report to satisfy itself of the accountant's independence.

                       CCC INFORMATION SERVICES GROUP INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2001


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Githesh Ramamurthy, Thomas L. Kempner and Michael R. Eisenson, and each of them, as proxies with full power of substitution and revocation, to vote, as designated above, all of the common stock of CCC Information Services Group Inc. (the "Company") which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 15, 2001, or at any adjournment thereof and, in such proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the proxy statement related to such meeting, receipt of which is hereby acknowledged.

Unless otherwise marked, this proxy will be voted FOR the election of the director nominees; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year.

Comments/Change of Address

-----------------------------------

-----------------------------------

-----------------------------------

                            (Please See Reverse Side)

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: /X/

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES; AND FOR THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2001 FISCAL YEAR.

                        FOR ALL           WITHHOLD ALL     FOR ALL EXCEPT


1. Election of Morgan W. Davis,
Michael R. Eisenson, Thomas L. Kempner,
Dudley C. Mecum, Githesh Ramamurthy,
Mark A. Rosen and Herbert S. Winokur, Jr. as Directors

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

                        Director Nominees:         Morgan W. Davis
                                                   Michael R. Eisenson
                                                   Thomas L. Kempner
                                                   Dudley C. Mecum
                                                   Githesh Ramamurthy
                                                   Mark A. Rosen
                                                   Herbert S. Winokur, Jr.



                        FOR               AGAINST          ABSTAIN


2. Ratification
of the appointment
of                        /  /              /  /              /  /
PricewaterhouseCoopers
LLP as independent
accountants of the
Company for the
fiscal year ENDING
DECEMBER 31, 2001.